Restated Articles of Incorporation

                                       of

                                  PepsiCo, Inc.




     FIRST: The name of the corporation is PepsiCo, Inc., hereinafter referred to as the "Corporation".

     SECOND: The Corporation is to have perpetual existence.

     THIRD: The address of the Corporation's registered office in this State shall be 213 Broad Street, New Bern, Craven County, North Carolina, 28560, and the name of its registered agent at such address shall be F. Blackwell Stith.

     FOURTH: The purpose or purposes for which the Corporation is organized and the objects proposed to be transacted, promoted or carried on by it are as follows:

     (1) To engage in the manufacture, purchase, sale, bottling and distribution, either at wholesale, retail or otherwise, of beverages, syrups, flavors and extracts, carbonated and aerated water, soda water, mineral waters, soft drinks and non-alcoholic beverages of every kind, and any and all other commodities, substances and products of every kind, nature and description;

     (2) To purchase, lease, construct or otherwise acquire, and to hold, own, use, maintain, manage and operate, plants, factories, warehouses, stores, shops and other establishments, facilities and equipment, of every kind, nature and description, used or useful in the conduct of the business of the Corporation;

     (3) To manufacture, purchase, sell and generally to trade and deal in and with goods, wares, products and merchandise of every kind, nature and description, and to engage or participate in any mercantile, manufacturing or trading business of any kind or character whatsoever;

     (4) To build, erect, construct, purchase, hold or otherwise acquire, own, provide, maintain, establish, lease and operate, buy, sell, exchange or otherwise dispose of mills, factories, warehouses, agencies, buildings, structures, offices, works, plants and work shops, with suitable plant, engines, boilers, machinery and equipment, and all things of whatsoever kind and nature suitable, necessary, useful or advisable in connection with any or all of the objects herein set forth;

     (5) To acquire by purchase, lease or otherwise, upon such terms and conditions and in such manner as the board of directors of the Corporation shall determine or agree to, and to the extent to which the same may be allowed by law, all or any part of the property, real and personal, tangible or intangible, of any nature whatsoever, including the good will, business and rights of all kinds, of any other corporation or of any person, firm or association, which may be useful or convenient in the business of the Corporation and to pay for the same in cash, stocks, bonds or in other securities of the Corporation, or partly in cash and partly in such stocks, bonds or other securities, or in such other manner as may be agreed, and to hold, possess and improve such properties, and to assume in connection with the acquisition of any such property any liabilities of any such corporation, person, firm or association, and to conduct in any legal manner the whole or any part of any business so acquired, and to pledge, mortgage, sell or otherwise dispose of the same. To carry on the business of warehousing and all business incidental thereto, including the issue of warehouse receipts, negotiable or otherwise, and the making of advances or loans upon the security of goods warehoused; to maintain and conduct stores for the general sale of merchandise, both at wholesale and retail;

     (6) To borrow money, and, from time to time, to make, accept, endorse, execute and issue bonds, debentures, promissory notes, bills of exchange and other obligations of the Corporation for moneys borrowed or in payment of property acquired or for any of the other objects or purposes of the Corporation or its business, and to secure the payment of any such obligations by mortgage, pledge, deed, indenture, agreement or other instrument of trust, or by other lien upon, assignment of, or agreement in regard to all or any part of the property, rights, privileges or franchises of the Corporation wheresoever situated, whether now owned or hereafter to be acquired;

     (7) To apply for, obtain, register, purchase, lease, or otherwise acquire, and to hold, use, own, operate and introduce, and to sell, assign or otherwise dispose of, any trade marks, trade names, patents, inventions, improvements and processes used in connection with or acquired under letters patent of the United States or elsewhere, and to use, exercise, develop, grant licenses in respect of, or otherwise turn to account any such trade marks, patents, licenses, processes and the like;

     (8) To guarantee and to acquire, by purchase, subscription or otherwise, and to hold and own and to sell, assign, transfer, pledge or otherwise dispose of the stock, or certificates of interest in shares of stock, bonds, debentures and other securities and obligations of any other corporation, domestic or foreign, and to issue in exchange therefor the stock, bonds, or other obligations of the Corporation, and while the owner of any such stock, certificates of interest in shares of stock, bonds, debentures, obligations and other evidences of indebtedness, to possess and exercise in respect thereof all of the rights, powers and privileges of ownership, including the right to vote thereon, and also in the manner, and to the extent now or hereafter authorized or permitted by the laws of the State of North Carolina, to purchase, acquire, own and hold and to dispose of the stock, bonds or other evidence of indebtedness of the Corporation;

     (9) To guarantee the payment of dividends upon any shares of the capital stock of, or the performance of any contract by any other corporation or association in which the Corporation shall have an interest, and to endorse or otherwise guarantee the payment of the principal and interest, or either, of any bonds, debentures, notes, securities, or other evidences of indebtedness created or issued by any such other corporation or association or by individuals or partnerships, to aid in any manner any other corporation or association, any bonds or other securities or evidences of indebtedness of which, or shares of stock in which (or voting trust certificates therefor) are held by or for the Corporation, or in which, or in the welfare of which, the Corporation shall have any interest, and to do any acts or things designed to protect, preserve, improve or enhance the value of any such bonds or other securities or property of the Corporation, but nothing contained herein shall be construed to authorize the Corporation to engage in the business of a guaranty or trust company;

     (10) In general, to do any or all of the things hereinbefore set forth, and such other things as are incidental or conducive to the attainment of the objects and purposes of the Corporation, as principal, factor, agent, contractor or otherwise, either alone or in conjunction with any person, firm, association or corporation, and in carrying on its business, and for the purpose of attaining or furthering any of its objects, to make and perform contracts, and to do all such acts and things, and to exercise any and all such powers, to the same extent as a natural person might or could lawfully do to the extent allowed by law;

     (11) To have one or more offices and to carry on its operations and transact its business within and without the State of North Carolina and in other states of the United States of America, and in the districts, territories or dependencies of the United States and in any and all foreign countries and, without restriction or limit as to the amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of real and personal property of every class and description in any of the states, districts, territories or dependencies of the United States, and in any and all foreign countries, subject always to the laws of such state, district, territory, dependency or foreign country.

     (12) To do any or all of the things herein set forth, and such other things as are incidental or conducive to the attainment of the above objects, to the same extent a natural person might or could do, and in any part of the world, in so far as the same are not inconsistent with the laws of the State of North Carolina.

     The purposes and powers specified in any clause contained in this Fourth Article shall, except where otherwise expressed in said articles, be in nowise limited or restricted by reference to or inferences from the terms of any other clause of this or any other article of these Articles of Incorporation, but the purposes and powers specified in each of the clauses of this article shall be regarded as independent purposes and powers.

     In general, the Corporation shall have the authority to carry on any other business in connection with the foregoing, whether manufacturing or otherwise, and to have and to exercise all the powers conferred by the laws of the State of North Carolina upon corporations formed under the North Carolina Business Corporation Act.

     FIFTH: The total number of shares of Capital Stock which the Corporation shall have authority to issue is 3,600,000,000 of the par value of one and two-thirds cents (1-2/3(cent)) per share.

     SIXTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     SEVENTH: No holder of the Corporation's Capital Stock shall be entitled, as of right, to subscribe for, purchase or receive any part of any new or additional issue of its capital stock, of any class, whether now or hereafter authorized (including treasury stock), or of any bonds, debentures or other securities convertible into stock, or warrants or options to purchase stock of any class, but all such additional shares of stock or bonds, debentures or other securities convertible into stock, including all stock now or hereafter authorized, may be issued and disposed of by the board of directors from time to time to such person or persons and upon such terms and for such consideration (so far as may be permitted by law) as the board of directors in their absolute discretion may from time to time fix and determine.

     EIGHTH: The following provisions are intended for the regulation of the business and for the conduct of the internal affairs of the Corporation, and it is expressly provided that the same are intended to be in furtherance and not in limitation of the powers conferred by statute:

     (1) The number of directors of the Corporation shall be fixed and may be altered from time to time, as may be provided in the by-laws, but at no time is the number of directors to be less than three. The directors need not be stockholders. In case of any increase in the number of directors, the additional directors may be elected by the directors or by the stockholders entitled to vote therefor at an annual or special meeting, as shall be provided in the by-laws;
     (2) The board of directors may, by resolution passed by a majority of the whole board, designate three or more of their number to constitute an executive committee, to the extent provided in said resolution or in the by-laws, shall have and exercise the powers of the board of directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. From time to time the by-laws, or the board of directors by resolution, may provide methods for the permanent or temporary filling of any vacancy in the executive committee or in any other committee appointed by the board;

     (3) The board of directors shall have power to sell, assign, transfer, convey, exchange, or otherwise dispose of the property, effects, assets, franchises and good will of the Corporation as an entirety, for cash, for the securities of any other corporation, or for any other consideration, pursuant to the vote at the special meeting called for the purpose, of the holders of at least two-thirds of the issued and outstanding Capital Stock of the Corporation.

     (4) The board of directors may make by-laws from time to time, and may alter, amend or repeal any by-laws, but any by-laws made by the board of directors may be altered, amended or repealed by the stockholders entitled to vote;

     (5) In case of any vacancy in the board of directors, through death, resignation, disqualification or other cause, the remaining directors by an affirmative vote of a majority thereof, may elect a successor to hold office for the unexpired portion of the term of the directors whose place shall be vacant, and until the election of a successor;

     (6) The directors shall have power, from time to time, to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any books or account or document of the Corporation except as conferred by the statutes of the State of North Carolina, or authorized by the directors;
     (7) The board of directors shall have power to appoint such standing committees as they may determine, with such powers as shall be conferred by them or as may be authorized by the by-laws;

     (8) The board of directors shall elect a president and vice president and appoint a secretary and treasurer. Any two of such offices may be held by the same person, except that the president shall hold no other of such offices. The board of directors may also appoint one or more additional vice presidents, one or more assistant secretaries, and one or more assistant treasurers, and to the extent provided by the by-laws or by the board of directors by resolution from time to time, the persons so appointed shall have and exercise the powers of the president, secretary and treasurer, respectively. The board of directors may appoint other and additional officers, with such powers as the directors may deem advisable;

     (9) Both stockholders and directors shall have power, if the by-laws so provide, to hold their meetings and have one or more offices without the State of North Carolina, and to keep the books of the Corporation (subject to the provisions of the statutes) outside of the State of north Carolina, at such places as may be from time to time designated;

     (10) The Corporation may in its by-laws confer powers additional to the foregoing upon the directors, in addition to the powers and authorities expressly conferred upon them by the statutes;

     (11) No contract or other transaction between the Corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of the Corporation is or are interested in, or is a director or officer, or are directors or officers of, such other corporation, and any director or directors, individually or jointly, may be a party or parties to, or may be interested in, any contract or transaction of the Corporation or in which the Corporation is interested; and no contract, act or transaction of the Corporation with any person or persons, firm or corporation, shall be affected or invalidated by the fact that any director or directors of the Corporation is a party, or are parties, to or interested in such contract, act or transaction, or in any way connected with such person or person, firm or corporation, and each and every such person or persons, firm or corporation, and each and every person who may become a director of the Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in any wise interested;

     (12) The Corporation reserves the right to amend, alter, change, or repeal any provision herein contained, in the manner now or hereafter prescribed by law, and all the rights conferred on stockholders hereunder are granted and are to be held and enjoyed subject to such rights of amendment, alteration, change or repeal.

     NINTH: The number of directors constituting the initial Board of Directors shall be twelve; and the names and addresses of the persons who are to serve as directors until the first meeting of stockholders, or until their successors are elected and qualified, are:


         Name                                        Address


D. Wayne Calloway                                    700 Anderson Hill Road
                                                     Purchase, New York  10577


Frank T. Cary                                        700 Anderson Hill Road
                                                     Purchase, New York  10577


William T. Coleman, Jr.                              700 Anderson Hill Road
                                                     Purchase, New York  10577

Clifton C. Garvin, Jr.                               700 Anderson Hill Road
                                                     Purchase, New York  10577


Michael H. Jordan                                    700 Anderson Hill Road
                                                     Purchase, New York  10577


Donald M. Kendall                                    700 Anderson Hill Road
                                                     Purchase, New York  10577


John J. Murphy                                       700 Anderson Hill Road
                                                     Purchase, New York  10577


Andrall E. Pearson                                   700 Anderson Hill Road
                                                     Purchase, New York  10577


Sharon Percy Rockefeller                             700 Anderson Hill Road
                                                     Purchase, New York  10577


Robert H. Stewart, III                               700 Anderson Hill Road
                                                     Purchase, New York  10577

Robert S. Strauss                                    700 Anderson Hill Road
                                                     Purchase, New York  10577


Arnold R. Weber                                      700 Anderson Hill Road
                                                     Purchase, New York  10577


     TENTH: Stockholders do not have the right to cumulate their vote for the election of directors.

     ELEVENTH: The name and address of the incorporator are:

         Arch E. Lynch, Jr.                       3600 Glenwood Avenue
                                                  Raleigh, North Carolina 27605